Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces US Patent on Imaging System for Targeting Cardiac Therapies

SUNNYVALE, Calif. – June 15, 2022 – BioCardia®, Inc. (Nasdaq: BCDA), a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces that the United States Patent Office has granted Patent Number 11,357,463: titled, “Target Site Selection, Entry and Update With Automatic Remote Image Annotation”, with a patent term that will expire in late 2034.

The patent describes advances for image guided delivery of treatments for the heart, describing procedures using interventional biotherapeutic delivery technologies to deliver biologics to specific target sites in the heart.  The patented imaging system is designed to enable physicians to bring a previously obtained three-dimensional image of a patient’s heart from either MRI or CT scan into a procedure, predefine target sites and annotate the heart images to prepare for therapeutic intervention, and then deliver therapy to these target sites in a controlled fashion.

“A BioCardia fusion imaging system for cardiac biotherapeutics builds on the work of other respected scientists and is expected to be regulated by a 510(k) pathway, be inexpensive to develop, and work well with all of our approved and development stage delivery catheter systems, including those designed to use electrical signals to position and target therapies in the heart,” said Dr. Peter Altman, BioCardia’s President and CEO.  He continued, “The imaging system product enhancement offering we are working towards is expected to benefit both our autologous and allogeneic cardiac cell therapies as well as the biologic therapies in development by respected partners using BioCardia catheter biotherapeutic delivery solutions.”

The patent claims a system for fluoroscopic imaging of a patient’s heart and means for registering and transposing a three-dimensional image of the heart onto two orthogonal, two-dimensional images which can be marked to show anatomical details as well as treatment planning information in the preoperative three-dimensional image.   This new patent is anticipated to strengthen the protection of BioCardia efforts with respect to its cardiovascular therapeutic approaches already afforded by issued patents.

BioCardia’s cardiac cell therapies under clinical development include:  the CardiAMP® autologous cell therapy in ischemic heart failure (BCDA-01), the CardiAMP autologous cell therapy in chronic myocardial ischemia (BCDA-02), and the CardiALLO™ NK1R+ allogeneic cell therapy (BCDA-03).

ABOUT BIOCARDIA

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic platforms that enable four product candidates in development. The CardiAMP Cell Therapy Heart Failure Trial investigational product has been granted Breakthrough designation by the FDA, has CMS reimbursement, and is supported financially by the Maryland Stem Cell Research Fund. The CardiAMP Chronic Myocardial Ischemia Trial also has CMS Reimbursement.  The Company's current products include the Helix™ Transendocardial Biotherapeutic Delivery System, which it partners selectively with other biotherapeutic companies requiring local delivery to the heart. For more information visit: www.BioCardia.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to development and value of fusion imaging for local biotherapeutic intervention, FDA regulatory pathways for approval of a fusion imaging product, the market for our products and therapies, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2022, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120